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                                                                    Exhibit 5(i)

                              THE BENCHMARK FUNDS

                         INVESTMENT ADVISORY AGREEMENT
                       (International Growth Portfolio)

     AGREEMENT made this ____ day of ________, 199_ among THE BENCHMARK FUNDS, a Massachusetts business trust (the "Trust"), THE NORTHERN TRUST COMPANY, an Illinois state bank ("Northern"), and RCB TRUST COMPANY, a Connecticut state-chartered trust company ("RCB Trust").

                                 WITNESSETH:

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust is authorized to issue units of beneficial interest ("Units") in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust presently offers Units in a portfolio known as the International Growth Portfolio (such Portfolio (the "Current Portfolio") together with all other portfolios hereafter made subject to this Agreement being herein collectively referred to as the "Portfolios"); and

     WHEREAS, the Trust desires to retain Northern and RCB Trust (the "Advisers") to render investment advisory services to the Current Portfolio as indicated below and the Advisers are willing to so render such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

          1.   Appointment of Advisers.
               -----------------------

               (a) The Trust hereby appoints the Advisers to act as investment advisers to the Current Portfolio for the period and on the terms herein set forth. The Advisers hereby accept such appointment and agree to render the services herein set forth for the compensation herein provided.

               (b) In the event that the Trust establishes one or more portfolios other than the Current Portfolio with respect to which it desires to
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                    retain the Advisers to act as investment advisers hereunder, it shall notify the Advisers in writing. If the Advisers are willing to render such services under this Agreement they shall notify the Trust in writing whereupon such portfolio shall become a Portfolio hereunder and shall be subject to the provisions of this Agreement to the same extent as the Current Portfolio except to the extent that said provisions (including those relating to the compensation payable by the Trust to the Advisers) are modified with respect to such Portfolio in writing by the Trust and the Advisers at the time.

          2. Delivery of Documents. The Trust has delivered (or will deliver as soon as is possible) to the Advisers copies of each of the following documents:

               (a) Agreement and Declaration of Trust dated as of July 15, 1982, together with all Amendments thereto (such Agreement and Declaration of Trust, as presently in effect and as amended from time to time, is herein called the "Trust Agreement"), copies of which are also on file with the Secretary of The Commonwealth of Massachusetts;

               (b) By-Laws of the Trust (such By-Laws, as presently in effect and as amended from time to time, are herein called the "By-Laws");

               (c) Administration Agreement between the Trust and its Administrator;

               (d) Distribution Agreement between the Trust and its Distributor;

               (e)  Custodian Agreement between the Trust and its Custodian;

               (f) Transfer Agency Agreement between the Trust and its Transfer Agent;

               (g) The Trust's Unitholder Servicing Plan and related Servicing Agreements;

               (h) Prospectus and Statement of Additional Information for the Current Portfolio (such Prospectus and Statement of Additional Information, as presently in effect and as amended, supplemented and/or superseded from

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                    time to time, is herein called the "Prospectus" and
                    "Statement of Additional Information," respectively); and

               (i) Post-Effective Amendment No. 34 to the Trust's Registration Statement on Form N-1A (No. 2-80543) under the Securities Act of 1933 (the "1933 Act") and Amendment No. 35 to the Trust's Registration Statement on such form (No. 811-3605) under the 1940 Act filed as a single document with the Securities and Exchange Commission (the "SEC") (such Registration Statement, as presently in effect and as amended from time to time, is herein called the "Registration Statement").

          The Trust agrees to promptly furnish the Advisers from time to time with copies of all amendments of or supplements to or otherwise current versions of any of the foregoing documents not heretofore furnished.

          3.   Duties of Advisers and Delegation.
               ---------------------------------

               (a) Subject to the general supervision of the Trustees of the Trust, the Advisers shall provide for the management of the investment operations of a Portfolio and the composition of a Portfolio's assets, including the purchase, retention and disposition thereof. In this regard, the Adviser shall provide for:

                    (i) a continuous investment program for a Portfolio, the determination from time to time of which investments or securities will be purchased, retained or sold by a Portfolio and which portion of the assets will be invested or held uninvested as cash, and the supervision of a Portfolio's assets; and

                    (ii) the placement of orders for a Portfolio either directly with the issuer or with any broker and/or dealer or other persons who deal in the securities in which the Portfolio in question is dealing. Any person executing portfolio transactions or selecting brokers or dealers for a Portfolio shall use its best judgment to obtain the best overall terms available. In assessing the best overall terms available for any

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                         transaction, all factors deemed relevant may be
                         considered, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, the brokerage and research services (as those terms are defined in section 28(e) of the Securities Exchange Act of 1934) provided to the Portfolio and/or other accounts over which an Adviser, sub-adviser and/or affiliate exercises investment discretion may be considered. In addition, any person executing portfolio transactions may, when it deems the purchase or sale of a security to be in the best interests of a Portfolio as well as other fiduciary or agency accounts managed by it, aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased in order to obtain best overall terms available execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made in the manner considered to be most equitable and consistent with the fiduciary obligations owed to the Portfolio and to such other accounts.

               (b) The Advisers shall perform their duties under this Agreement either by taking such actions themselves or by delegating some or all of their duties to one or more sub-advisers pursuant to a written sub-advisory agreement or agreements. Each such sub-advisory agreement shall be approved by the Board of Trustees of the Trust and the unitholders of the Portfolio in accordance with and to the extent required by the 1940 Act or any rule or order of the SEC. The Advisers will be solely responsible for payment of any fees, compensation or expenses to any such sub-adviser under any such sub-advisory agreement, and a Portfolio shall have no

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                    liability therefor.  Notwithstanding the delegation of any of their duties to any sub-adviser, the Advisers, subject to review and approval by the Board of Trustees of the Trust, shall:

                    (i)    set a Portfolio's overall investment strategies;

                    (ii) monitor and evaluate the performance of sub-advisers;

                    (iii) recommend to the Board of Trustees whether an agreement with any proposed or current sub-adviser should be approved, modified or terminated;

                    (iv) as deemed appropriate by the Advisers, allocate and re-allocate a Portfolio's assets among sub-advisers; and

                    (v) oversee compliance by a Portfolio's sub-advisers with the Portfolio's investment objective, policies and restrictions.

          4.   Other Covenants.
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               (a)  The Advisers, in connection with their rights and duties with respect to a Portfolio,

                    (i) shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

                    (ii) shall act in conformity with the Trust Agreement, By-
                         Laws, Registration Statement, Prospectus and Statement of Additional Information and the instructions and directions of the Trustees of the Trust, and will use their best efforts to comply with and conform to the requirements of the 1940 Act and all other applicable federal and state laws, regulations and rulings.

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               (b)  The Advisers shall:

                    (i) comply with all applicable Rules and Regulations of the SEC and will in addition conduct their activities under this Agreement in accordance with other applicable law; and

                    (ii) maintain a policy and practice of conducting their
                         investment advisory services hereunder independently of the commercial banking operations of Northern and any of its affiliated banks. When investment recommendations are made for a Portfolio, the investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Portfolio's account are customers of the commercial banking department of Northern or any of its affiliated banks.

               (c)  The Advisers shall not, unless permitted by the SEC:

                    (i) permit a Portfolio to execute transactions with the Advisers or Goldman, Sachs & Co.; or

                    (ii) permit a Portfolio to purchase certificates of deposit of Northern or its affiliate banks, commercial paper issued by Northern's parent holding company or other securities issued or guaranteed by Northern, its parent holding company or their subsidiaries or affiliates.

               (d) The Advisers shall render to the Trustees of the Trust such periodic and special reports as the Trustees may reasonably request.

               (e) The services of the Advisers hereunder are not deemed exclusive and the Advisers shall be free to render similar services to others (including other investment companies) so long as their services under this Agreement are not impaired thereby.

          5. Expenses. During the term of this Agreement, the Advisers shall pay all costs incurred by them in connection with

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the performance of their duties under this Agreement, other than the cost
(including taxes, brokerage commissions and other transactions costs, if any) of securities purchased or sold for a Portfolio.

          6.   Compensation.
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               (a)  For the services provided and the expenses assumed by the
                    Advisers pursuant to this Agreement with respect to the Current Portfolio, the Trust shall pay as full compensation therefor an aggregate fee to the Advisers at an annual rate of 1.00% of the Current Portfolio's average net assets.

               (b) The fee shall be computed based on net assets on each day and shall be paid to the Advisers monthly. Such fee as is attributable to a Portfolio shall be a separate charge to the Portfolio and shall be the several (and not joint or joint and several) obligation of the Portfolio.

          7. Books and Records. The Advisers agree to maintain, and preserve for the periods prescribed by Rule 31a-2 of the SEC under the 1940 Act, such records as are required to be maintained by Rule 31a-1 of the SEC under the 1940 Act (other than clause (b)(4) and paragraphs (c), (d) and (e) thereof). The Advisers further agree that all records which they maintain for the Trust are the property of the Trust and they shall surrender promptly to the Trust any of such records upon the Trust's request.

          8.   Indemnification.
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               (a)  The Trust hereby agrees to indemnify and hold harmless the
                    Advisers, their directors, officers, and employees and each person, if any, who controls either of them (collectively, the "Indemnified Parties") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the Securities Exchange Act of 1934 or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                    (i) any untrue statement or alleged untrue statement of a material fact or any

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                         omission or alleged omission to state a material fact
                         required to be stated or necessary to make the statements made not misleading in the Registration Statement, the Prospectus, the Statement of Additional Information, or any application or other document filed in connection with the qualification of the Trust or Units of the Trust under the Blue Sky or securities laws of any jurisdiction ("Application"), except insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission either pertaining to a breach of the Advisers' duties in connection with this Agreement or made in reliance upon and in conformity with information furnished by, through or on behalf of the Advisers for use in connection with the Registration Statement, any Application, the Prospectus or the Statement of Additional Information; or

                    (ii) subject to clause (i) above, the Advisers acting in
                         accordance with the terms hereof;

                    and the Trust shall reimburse each Indemnified Party for any legal or other expense incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damages, liability or action.

               (b) If the indemnification provided for in paragraph 8(a) is due in accordance with the terms of such paragraph but is for any reason held by a court to be unavailable from the Trust, then the Trust shall contribute to the aggregate amount paid or payable by the Trust and the Indemnified Parties as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as appropriate to reflect (i) the relative benefits received by the Trust and such Indemnified Parties in connection with the operation of the Trust, (ii) the relative fault of the Trust and such Indemnified

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                    Parties, and (iii) any other relevant equitable
                    considerations. The Trust and the Advisers agree that it would not be just and equitable if contribution pursuant to this subparagraph (b) were determined by pro rata allocation or other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (b). The amount paid or payable as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subparagraph (b) shall be deemed to include any legal or other expense incurred by the Trust and the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (c) It is understood, however, that nothing in this paragraph 8 shall protect any Indemnified Party against, or entitle any Indemnified Party to indemnification against, or contribution with respect to, any liability to the Trust or its Unitholders to which such Indemnified Party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a reckless disregard to its obligations and duties, under this Agreement or otherwise, to an extent or in a manner inconsistent with Section 17 of the 1940 Act.

          9. Duration and Termination. Insofar as the holders of Units representing the interests in the Current Portfolio are affected by this Agreement, it shall continue, unless sooner terminated as provided herein, until April 30 of the year following the year first above written, and, insofar as the holders of Units representing the interests in each of the other Portfolios are affected by this Agreement, it (as supplemented by the terms specified in any notice and agreement pursuant to paragraph 1(b) hereof) shall continue (assuming approval by the initial holder(s) of Units of such Portfolio) until April 30 of the year following the year in which the Portfolio becomes a Portfolio hereunder, and with respect to each Portfolio thereafter shall continue automatically for periods of one year so long as each such latter continuance is approved at least

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annually (a) by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined by the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding Units (as defined with respect to voting securities in the 1940
Act) representing the interests in such Portfolio; provided, however, that this Agreement may be terminated by the Trust as to any Portfolio at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding Units (as so defined) representing the interests in the Portfolio affected thereby on 60 days' written notice to the Advisers, or by the Advisers at any time, without the payment of any penalty, on 60 days' written notice to the Trust. This Agreement shall automatically and immediately terminate in the event of its assignment (as defined by the 1940 Act).

          10. Name of the Trust. Northern agrees that the name "The Benchmark" may be used in the name of each Portfolio and that such name, any related logos and any service marks containing the words "The Benchmark" may be used in connection with the Portfolio's business only for so long as this Agreement (including any continuance or amendment hereof) remains in effect and that such use shall be royalty free. At such time as this Agreement shall no longer be in effect, each Portfolio shall cease such use. The Trust acknowledges that it has no rights to the name "The Benchmark," such logos or service marks other than those granted in this paragraph and that Northern reserves to itself the right to grant the nonexclusive right to use the name "The Benchmark," such logos or service marks to any other person, including, but not limited to, another investment company.

          11. Status of Advisers as Independent Contractors. The Advisers shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided herein or authorized by the Trustees of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed agents of the Trust.

          12. Amendment of Agreement. This Agreement may be amended by mutual consent, but the consent of the Trust must be approved (a) by vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding Units (as defined with respect to voting securities by the 1940 Act) representing the interests in each Portfolio affected by such amendment.

          13. Unitholder Liability. This Agreement is executed by or on behalf of the Trust with respect to each Portfolio and

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the obligations hereunder are not binding upon any of the Trustees, officers or
Unitholders of the Trust individually but are binding only upon the Trust and its assets and property. All obligations of the Trust under this Agreement shall apply only on a Portfolio-by-Portfolio basis, and the assets of one Portfolio shall not be liable for the obligations of another Portfolio.

          14. Miscellaneous. The Trust's Declaration of Trust as amended to date is on file with the Secretary of The Commonwealth of Massachusetts. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and (except as to paragraph 13 hereof which shall be construed in accordance with the laws of The Commonwealth of Massachusetts) the laws of the State of Illinois and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (subject to the last sentence of paragraph 9) and, to the extent provided in paragraph 8 hereof, each Indemnified Party. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, any party to do anything in violation of any applicable laws or regulations. Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended and in effect from time to time.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.


                                       THE BENCHMARK FUNDS

                                       _________________________
                                       Title:

                                       THE NORTHERN TRUST COMPANY

                                       _________________________
                                       Title:

                                       RCB TRUST COMPANY

                                       _________________________
                                       Title:

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